           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

         Filed by the Registrant:     |X|
         Filed by a party other than the Registrant:     |_|
         Check the appropriate box:
         |_|  Preliminary Proxy Statement            |_|   Confidential for Use
         |X|  Definitive Proxy Statement                   of the Commission
         |_|  Definitive Additional Materials              Only (as permitted
                                                           by Rule 14a-6(e)(2))

         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Davox Corporation
         -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
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Payment of Filing Fee (Check the appropriate box):
         |X|  No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transactions applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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         |_|  Fee paid previously with preliminary materials.

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         |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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

                                DAVOX CORPORATION

                             6 TECHNOLOGY PARK DRIVE
                          WESTFORD, MASSACHUSETTS 01886

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                                 APRIL 24, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Davox Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997 at 10:00 a.m. local time at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts, for the following purposes:

     1. To fix the number of directors constituting the Board of Directors at four and to elect a Board of Directors for the ensuing year.

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.10 par value, from 10,000,000 to 30,000,000 shares.

     3. To approve the adoption of the Company's 1996 Stock Plan.

     4. To ratify the selection of the firm of Arthur Andersen, LLP as auditors for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                           By Order of the Board of Directors


                                           Timothy C. Maguire,
                                           SECRETARY

Boston, Massachusetts
March 21, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                DAVOX CORPORATION
                             6 TECHNOLOGY PARK DRIVE
                          WESTFORD, MASSACHUSETTS 01886
                         -------------------------------

                                 PROXY STATEMENT
                         -------------------------------

                                 MARCH 21, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Davox Corporation (the "Company" or "Davox") for use at the Annual Meeting of Stockholders to be held on April 24, 1997 at 10:00 a.m. local time at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts 01886.

     Only stockholders of record as of March 10, 1997 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 7,552,339 shares of Common Stock, $.10 par value, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about March 21, 1997.

     The persons named as attorneys in the proxy card are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted as stated below under "Election of Directors." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock, a proposal to adopt the Company's 1996 Stock Plan (the "1996 Plan") and a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. Votes may be cast in favor of or withheld from each nominee. The amendment of the Company's Amended and Restated Certificate of Incorporation requires the approval of the majority of the outstanding shares entitled to vote; therefore, abstentions and broker "non-votes" will have the practical effect of voting against the proposed amendment. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote.

     The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 10, 1997 (except as noted below), certain information regarding the ownership of shares of the Company's Common Stock by (i) each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) each Director and nominee of the Company, (iii) each Named Officer (as defined below) and (iv) all Directors, nominees and Executive Officers as a group:



Name and Address of                                        Amount and Nature of
Beneficial Owner                                         Beneficial Ownership (1)        Percent of Class
------------------------                                 ------------------------        ----------------

Entities and individuals associated with                      1,187,626 (2)                   15.7%
MK Global Ventures
2471 East Bayshore Road, Suite 520
Palo Alto, CA  94303

Entities and individuals associated with                        626,917 (3)                    8.3%
Gilder, Gagnon, Howe & Co.
1775 Broadway
New York, NY 10019

Entities and Individuals associated with                        441,500 (4)                    5.8%
Chancellor LGT Asset Management, Inc.
1166 Avenue of the Americas
New York, NY  10036

Entities and individuals associated with                        430,000 (5)                    5.7%
American Century Companies, Inc.
4500 Main Street, P.O. Box 418210
Kansas City, MO 64141-9210

Alphonse M. Lucchese                                            175,629 (6)                    2.3%

R. Scott Asen                                                   303,781 (7)                    4.0%

Michael D. Kaufman                                            1,187,626 (2)                   15.7%

Walter J. Levison                                                 5,000 (8)                     *

John E. Cambray                                                   9,773 (9)                     *

John J. Connolly                                                  1,683 (10)                    *

James F. Mitchell                                                32,556                         *

Douglas W. Smith                                                 36,369 (11)                    *

All Directors, Nominees and Executive                         1,794,168 (12)                  22.9%
Officers as a group (11 Persons)

* Less than 1.0%
------------------------------

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. Includes all shares which the named person has the right to acquire within 60 days following March 10, 1997.

 (2) Includes 517,847 shares held by MK Global Ventures, 320,000 shares held by MK GVD Fund and 193,880 shares held by MK GVS Fund. Mr. Michael D. Kaufman, a Director of the Company, is the sole general partner of the sole general partner of each of MK Global Ventures and MK GVS Fund. Mr. Kaufman is a general partner of the sole general partner of MK GVD Fund and has shared voting and investment power with respect to the shares held by MK GVD Fund. Mr. Kaufman disclaims beneficial ownership of all shares held by MK Global Ventures, MK GVS Fund and MK GVD Fund. Also includes 150,899 shares individually owned by Mr. Kaufman and 5,000 shares subject to options held by Mr. Kaufman that are exercisable within 60 days of March 10, 1997.

(3) Includes the following shares: (i) 391,554 shares held in customer accounts over which one or another of its partners or employees may have discretion to purchase or dispose of but over which Gilder, Gagnon, Howe & Co. does not have discretion and as to which Gilder, Gagnon, Howe & Co. disclaims beneficial ownership; (ii) 222,251 shares held in accounts owned by its partners and by its partners' families and controlled by its partners; (iii) 6,070 shares held by its employees; and (iv) 7,042 shares held in the account of its firm profit sharing plan controlled by certain of its partners.

(4) Aggregate shares beneficially owned by Chancellor LGT Asset Management, Inc. ("CLAM") and CLAM's wholly-owned subsidiary Chancellor LGT Trust Company ("CLTC") as investment advisors for various fiduciary accounts, and LGT Asset Management, Inc. ("LAM"), as the holding company for CLAM. LAM is an indirect wholly owned subsidiary of Liechtenstein Global Trust, AG which is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein. The address of LAM is 50 California Street, San Francisco, CA 94111. This information is as of December 31, 1996 and is based on Schedule 13G dated February 7, 1997 filed by CLAM, CLTC and LAM.

(5) American Century Investment Management, Inc. ("ACIM") is an investment advisor registered under the Investment Advisors Act of 1940. As a result of its status as an investment advisor to certain entities, ACIM is deemed to be the beneficial owner of such shares. ACIM is a wholly owned subsidiary of American Century Companies, Inc. ("ACC") and Mr. James E. Stowers, Jr., controls ACC by virtue of his beneficial ownership of a majority of the voting stock of ACC. Therefore, ACC and Mr. Stowers are each deemed to be the beneficial owner of such shares as well. Mr. Stowers, ACC and ACIM all disclaim beneficial ownership of all such shares. This information is as of December 31, 1996 and is based on Schedule 13G dated February 5, 1997 filed by ACIM, ACC and Mr. Stowers.

(6) Includes 175,629 shares subject to options held by Mr. Lucchese exercisable within 60 days of March 10, 1997.

(7) Includes 12,000 shares owned by Asen and Co. f/b/o SDFJ, Inc., 2,000 shares owned by an individual to whom Mr. R. Scott Asen, a Director of the Company, provides certain advisory services and 3,000 shares held by the IRA of an individual to whom Mr. Asen provides certain advisory services, all of such shares as to which Mr. Asen disclaims beneficial ownership. Also includes 236,781 shares individually owned by Mr. Asen and 50,000 shares subject to options held by Mr. Asen that are exercisable within 60 days of March 10, 1997.

(8) Includes 5,000 shares subject to options held by Mr. Levison which will be exercisable within 60 days of March 10, 1997.

(9) Includes 9,375 shares subject to options held by Mr. Cambray exercisable within 60 days of March 10, 1997.

(10) Includes 1,683 shares subject to options held by Mr. Connolly exercisable within 60 days of March 10, 1997.

(11) Includes 36,369 shares subject to options held by Mr. Smith exercisable within 60 days of March 10, 1997.

(12) Includes 292,807 shares subject to options held by officers and Directors which are exercisable within 60 days of March 10, 1997. Also includes shares held by entities associated with Messrs. Asen and Kaufman as described in footnotes 2 and 7.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable to serve) for fixing the number of directors for the ensuing year at four and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met four times, and took actions by written consent four times, during the fiscal year ended December 31, 1996. The Audit Committee of the Board of Directors, of which R. Scott Asen, Michael D. Kaufman and Walter
J. Levison are members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee met once during the year ended December 31, 1996. The Compensation Committee of the Board of Directors, of which R. Scott Asen, Michael D. Kaufman and Walter J. Levison are members, reviews and makes recommendations concerning executive compensation. The Compensation Committee met three times and took action by written consent once during the year ended December 31, 1996. The Board of Directors does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all Committees on which he serves.

                            OCCUPATIONS OF DIRECTORS

     The following table sets forth the nominees for Director, their ages as of the Record Date and their present positions with the Company.

Name                                               Age                            PositionR
----                                               ---                            ---------
Alphonse M. Lucchese                                61              Chairman of the Board of Directors,
                                                                   President and Chief Executive Officer

Michael D. Kaufman (1)(2)                           55                            Director

Walter J. Levison (1)(2)                            78                            Director

R. Scott Asen (1)(2)                                52                            Director
-------------------

[/FN]
(1)      Member of Compensation Committee
(2)      Member of Audit Committee

         The By-Laws of the Company provide that the Board of Directors shall be elected annually. Officers are elected by, and serve at the discretion of, the Board of Directors.

     Mr. Lucchese has served as President and Chief Executive Officer of the Company since July 1, 1994 and has served as a Director and Chairman of the Board of Directors since August 9, 1994. Prior to his employment with the Company, Mr. Lucchese was President and Chief Executive Officer of Iris Graphics, Inc., a manufacturer of high quality color printers, from 1987 until 1994. Mr. Lucchese is currently a director of V-Mark Corporation.

     Mr. Kaufman has been a Director of the Company since 1982. Since 1987, Mr. Kaufman has served as the managing general partner of MK Global Ventures, MK GVS Fund and MK GVD Fund, each of which is an investment company and a stockholder of the Company, and MK Global Ventures II, also an investment company. Mr. Kaufman currently serves as a director of Document Technologies, Inc., DISC, Inc., Proxim, Inc., Hypermedia Communications, Inc. and Asante Technologies, Inc.

     Mr. Levison has been a Director of the Company since June 1994. Mr. Levison has been a general partner of the Aegis Venture Funds, a group of limited partnerships, since 1982. Mr. Levison formerly served as a director of Chipcom Corporation and Scitex Corporation, and currently serves as a director of D.M. Management Company.

     Mr. Asen has been a Director of the Company since April 1992. Mr. Asen has been President of Asen & Co., Inc., an investment management firm, since 1983. He is also a general partner of Pioneer Associates, L.P., Pioneer III, L.P. and Pioneer IV, L.P., each a venture capital fund. Mr. Asen currently serves as a director of Biomagnetic Technologies, Inc., Barringer Laboratories, Inc. and SeaMed Corporation.

DIRECTOR COMPENSATION

     All Non-employee Directors are compensated at a rate of $1,000 per meeting attended, plus normal travel expenses incurred in connection with attendance at such meetings. All Non-employee Directors are also compensated on an annual basis at the rate of $8,000. Non-employee Directors are also entitled to receive stock options pursuant to the 1988 Non-employee Director Stock Option Plan.

                      COMPENSATION AND OTHER INFORMATION
                      CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table shows compensation information with respect to services rendered to the Company in all capacities during the years ended December 31, 1996, 1995 and 1994 for (i) the individual who served as the Chief Executive Officer as of December 31, 1996 and (ii) the other four most highly compensated executive officers of the Company (collectively with the Chief Executive Officer, the "Named Officers"):

                                     SUMMARY COMPENSATION TABLE
                                                                                Long Term
                                                 Annual Compensation (1)     Compensation (2)
                                                 -----------------------     ----------------
                                                                                  Awards
                                                                                  ------
                                                                                Securities        All Other
    Name and                                                                    Underlying       Compensation
    Principal Position               Year       Salary ($)    Bonus ($)(3)     Options/SARs (#)       ($)
    ------------------               ----       ----------    ------------     ----------------  ------------
    Alphonse M. Lucchese (4)......   1996        297,504        211,524                 0              0

       Chairman, President and       1995        265,008        224,190                 0          1,515 (8)

       Chief Executive Officer       1994        131,734        202,500 (7)       501,805          1,343 (8)



    James F. Mitchell.............   1996        159,000         47,105                 0              0

      Senior Vice President and      1995        159,000         56,048                 0              0

      Chief Technical Officer        1994        149,133         22,000           150,000              0



    Douglas W. Smith (5)..........   1996        146,259         85,913                 0              0

       Vice President - Sales and    1995        130,672         92,122                 0              0

       Marketing                     1994         42,000         25,200           103,789              0


    John J. Connolly (6)..........   1996        141,250         41,845                 0              0

       Vice President - Finance      1995        126,250         44,502                 0              0

       and Chief Financial Officer   1994         50,000         12,000            86,491              0



    John E. Cambray...............   1996        131,208         31,227                 0              0

       Vice President - Development  1995        122,000         34,404                 0              0

                                     1994        117,121              0            50,000              0
--------------------

(1)    Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)    The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long term incentive plan payouts during the fiscal years ended December 31, 1996, 1995 and 1994.

(3)    Indicates bonus payments earned by the Named Officers in the year indicated, for services rendered in such year, some of which were paid in the next subsequent year.

(4)    Mr. Lucchese was elected President and Chief Executive Officer effective July 1, 1994.  Mr. Lucchese was elected Chairman of the Board of Directors on August 9, 1994.

(5)    Mr. Smith was elected Vice President - Sales and Marketing effective September 1, 1994.

(6)    Mr. Connolly was elected Vice President - Finance and Chief Financial Officer effective August 1, 1994.

(7)    Includes:  (i) a signing bonus of $112,500; and (ii) a performance based bonus of $90,000.

(8)    Consists of life insurance premiums paid by the Company.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options or stock appreciation rights to any of the Named Officers during the fiscal year ended December 31, 1996.


OPTION EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to options to purchase the Company's Common Stock granted to the Named Officers under the Company's stock option plans, including the number of unexercised options outstanding at December 31, 1996 and the value of such unexercised in-the-money options at December 31, 1996.

                                     OPTION VALUES AT DECEMBER 31, 1996

                                                           Number of Unexercised             Value of Unexercised
                             Shares                              Options at                      In-the-money
                            Acquired                         December 31, 1996                    Options at
                               on           Value                  (#)(1)                  December 31, 1996 ($)(2)
Name                      Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable     Unexercisable
----                      -----------    -----------    -----------    -------------    -----------     -------------

Alphonse M. Lucchese          87,000     2,307,800.00      208,903         205,902       8,044,088.25    7,927,800.50
James F. Mitchell            120,500     2,685,890.63            0          56,250               0.00    2,076,562.50
John E. Cambray               36,048       856,340.52        4,375          23,750         160,898.44      859,687.50
John J. Connolly              43,000     1,173,000.00          246          43,245           9,286.50    1,679,373.75
Douglas W. Smith               3,500       119,437.50       48,395          51,894       1,868,411.25    2,003,998.50
-----------------------

(1)    Options granted to the Named Officers become fully vested immediately prior to the merger, consolidation, liquidation or sale of substantially all of the assets of the Company and terminate immediately after the effective date of such merger, consolidation, liquidation or sale.

(2)    Value is based on the difference between the option exercise price and the fair market value of the
       Company's Common Stock on December 31, 1996 ($41.25 per share, the last reported sales price of the
       Company's Common Stock on the Nasdaq National Market System on December 31, 1996) multiplied by the number of shares underlying the option.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are non-employee Directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of the Company.

     Under the supervision of the Compensation Committee, the Company developed and implemented the 1996 Management Compensation Plan for the Chief Executive Officer and certain of the executive officers of the Company (the "Plan"). The Plan is designed to reward executive officers whose performance yields improvement in corporate operating results, market share and shareholder value. The ultimate goal of the Plan is to align the interests of management with those of the stockholders. Compensation under the Plan is comprised of cash compensation in the form of annual base salary, incentive compensation in the form of performance-based cash bonuses, and long-term incentive compensation in the form of stock options.

     In setting cash compensation levels for executive officers (including the Chief Executive Officer), the Compensation Committee takes into account such factors as: (i) the Company's past financial performance and future expectations, (ii) the general and industry-specific business environment and
(iii) corporate and individual performance goals. The base salaries are established at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in a similar business to that of the Company.

     Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals. Target levels of revenue and net income were set at the time the Plan was established, and bonuses were allocated to the Chief Executive Officer and certain other executive officers contingent upon the achievement of the target levels. In addition, based on the Company's exceeding both target revenues and target net income, the Compensation Committee awarded additional discretionary bonuses to the executive officers in the same proportion as bonuses were allocated under the Plan.

     Incentive compensation in the form of stock options is designed to provide long term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The Compensation Committee grants stock options to the Company's executive officers in consideration of the strategic goals and direction of the Company. The Company's 1996 Stock Plan (the "1996 Plan"), administered by the Board of Directors, is the vehicle for the granting of stock options.

     The 1996 Plan permits the Board of Directors to grant stock options to eligible employees, including executive officers. In 1996, the Board of Directors granted stock options to various employees, but did not make any grants to any of the Named Officers. Options become exercisable in increments over time, contingent upon continued employment. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time.

     The Company also maintains the 1991 Employee Stock Purchase Plan (the "Stock Purchase Plan") in which all executives may participate on the same terms as non-executive employees who meet applicable eligibility criteria. The Stock Purchase Plan provides for the sale of shares of the Company's Common Stock to employees (as defined in the Stock Purchase Plan) of the Company pursuant to non-transferable options at less than fair market value. Employees who own 5% or more of the Common Stock of the Company and non-employee directors are not eligible to participate in the Stock Purchase Plan. As of the date hereof, 32,146 shares of Common Stock have been issued under the Stock Purchase Plan.

     The Revenue Reconciliation Act of 1993 generally limits the Company's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 per executive for the Chief Executive Officer and four additional executive officers who are highest paid and employed at year end, except to the extent such excess constitutes performance-based compensation. The policy of the Board of Directors and the Compensation Committee is to qualify future compensation arrangements to ensure deductibility, except in those cases where the Board of Directors determines it is advantageous to use an alternative approach.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

This report has been submitted by the members of the Compensation Committee:

                                  R. Scott Asen

                               Michael D. Kaufman

                                Walter J. Levison


                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for the five fiscal years ended December 31, 1996, with the cumulative total return on (i) the Nasdaq Market Index and (ii) a broad peer group index prepared by Media General consisting of Nasdaq listed companies grouped under SIC Code 7373, Computer Integrated Systems Design. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG DAVOX CORPORATION,
                             NASDAQ MARKET INDEX AND PEER GROUP INDEX

----------------------------------------------------------------------------------------------------------------
                         12/31/91      12/31/92     12/31/93       12/30/94        12/29/95       12/31/96
---------------------------------------------------------------------------------------------------------------
Davox Corporation         100.00        100.00       222.22         238.89          527.78        1,833.33
Nasdaq Market Index       100.00        100.98       121.13         127.17          164.96          204.98
Peer Group Index          100.00        109.54       121.95         116.66          188.13          199.68
----------------------------------------------------------------------------------------------------------------

The stock price performance shown on the graph above is not necessarily indicative of future price performance.
Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable; however, the Company is not responsible for any errors or omissions in such information.

                             SEVERANCE ARRANGEMENTS

     Pursuant to the terms of Mr. Lucchese's 1994 Executive Compensation Plan, if Mr. Lucchese is terminated without cause he will receive 12 monthly severance payments totaling the greater of (i) Mr. Lucchese's annual base salary in the year of termination; or (ii) Mr. Lucchese's prior year base salary plus any bonus earned in the prior year.

     Pursuant to the terms of Mr. Mitchell's 1994 Executive Compensation Plan, the Company shall continue Mr. Mitchell's base salary and medical benefits for a period of 12 months if Mr. Mitchell is terminated due to an economic layoff, a downsizing that eliminates his position or a reorganization that would require Mr. Mitchell to relocate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any loans by the Company to officers, directors, principal stockholders and their affiliates must be approved by a majority of the outside independent and disinterested directors. Mr. Paul Lucchese, Esq., son of Mr. Alphonse M. Lucchese, is a member of the Company's legal staff and received $76,454 in compensation during the fiscal year ended December 31, 1996. QCC, Inc., a corporation of which Mr. Alphonse M. Lucchese, Jr., son of Mr. Alphonse M. Lucchese, is a fifty-percent stockholder, provided consulting services to the Company in connection with Management Information Systems and other development matters and received an aggregate of $101,901.75 in connection therewith during the fiscal year ended December 31, 1996.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in 1996.

                                   PROPOSAL II
                       AMENDMENT TO THE COMPANY'S AMENDED
              AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                      THE AUTHORIZED SHARES OF COMMON STOCK

     At a meeting held on January 23, 1997, the Board of Directors voted to recommend to the stockholders that the Company amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock $.10 par value, from 10,000,000 shares to 30,000,000 shares (the "Amendment"), which Amendment the Board of Directors proposes to submit to the stockholders for approval. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     If adopted by the stockholders, the proposed Amendment will be accomplished by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. It is anticipated that such Certificate of Amendment will be filed effective the close of business on April 25, 1997.

     The Amendment will make a greater number of authorized but unissued shares available for issuance from time to time, as determined by the Board of Directors, for acquisitions of other properties or businesses, the declaration of stock dividends, future financings, and for other appropriate corporate purposes. Although the Company has no present intention of issuing any unreserved shares of Common Stock and there are no plans, negotiations, agreements or understandings with respect thereto, the Board of Directors believes that the increase in the authorized number of shares of Common Stock will give the Company desired flexibility in meeting possible future developments and needs in the Company's business. No further action or authorization of the stockholders would be necessary prior to the issuance of additional shares of Common Stock unless required for a particular transaction by applicable law or the rules of any stock exchange or quotation service on which the Company's securities may then be listed. The additional shares of Common Stock authorized for issuance pursuant to the Amendment will have all of the rights and privileges which the presently outstanding shares of Common Stock possess; the increase in authorized shares would not affect the terms, or rights of holders, of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

     The issuance of additional shares of stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. In addition, the authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interest of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     Approval of the Amendment to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation. The Board of Directors recommends a vote FOR the approval of the Amendment.

                                  PROPOSAL III
                    ADOPTION OF THE COMPANY'S 1996 STOCK PLAN

     The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors of the Company on July 25, 1996. The complete text of the 1996 Plan is attached hereto as Exhibit A. The following is a summary of the major provisions of the 1996 Plan and is qualified in its entirety by the full text thereof.

     The 1996 Plan was adopted by the Board of Directors of the Company to replace the Company's 1986 Stock Plan which expired pursuant to its terms on September 17, 1996. The Company's management relies on stock options as essential parts of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the

Company believes that the adoption of the 1996 Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees.

DESCRIPTION OF THE 1996 PLAN

     The purpose of the 1996 Plan is to provide incentives to directors, officers and other employees of the Company by providing them with opportunities to purchase stock of the Company and participate in the ownership of the Company.

     Under the 1996 Plan, employees and officers of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) awards of stock in the Company ("Awards"), and (iii) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options." The 1996 Plan provides for the issuance of a maximum of 600,000 shares of Common Stock of the Company pursuant to the grant of Stock Rights. Currently, 240 employees (including directors who are also employees and officers of the Company), and three non-employee directors of the Company are eligible to participate in the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Compensation Committee is currently comprised of three outside directors, Michael D. Kaufman,
R. Scott Asen and Walter J. Levison. Subject to the terms of the 1996 Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

     Stock Rights may be granted under the 1996 Plan at any time on or prior to July 24, 2006. The exercise price per share of Non-Qualified Options granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the 1996 Plan cannot be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company may be organized. The exercise price per share of each ISO cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of an ISO granted to an employee holding more than ten percent of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1996 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of an ISO, and five years in the case of an ISO granted to an employee or officer holding more than ten percent of the voting stock of the Company.

     Each Option granted under the 1996 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date that any installment of any Option becomes exercisable (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which first become exercisable in any calendar year).

     Payment of the exercise price of an Option granted under the 1996 Plan may be made in cash or by check or, if authorized by the Committee in its discretion in writing at the time of grant (i) by tendering shares of Common Stock of the Company having fair market value equal as of the date of the exercise to the cash exercise price of the Option, (ii) in full or in part by a personal recourse, interest bearing note, or (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option.

     The 1996 Plan limits to 500,000 shares the number of shares of Common Stock that any employee may acquire under the 1996 Plan in any one calendar year.

     Only the grantee may exercise a Stock Right; no assignments or transfers of Stock Rights are permitted except by will or by the laws of descent and distribution, or in the case of Non-Qualified Options only, pursuant to a valid domestic relations order.

     If an ISO optionee ceases to be employed by the Company other than by reason of death or retirement, no further installments of his or her ISOs will become exercisable, and vested ISOs shall terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee ceases to be employed by the Company by reason of disability, or if an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO).

     Option holders are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction. The Board of Directors may from time to time adopt amendments to the 1996 Plan, certain of which are subject to stockholder approval, and may terminate the 1996 Plan, at any time (although such action shall not affect options previously granted). Any shares subject to an option granted under the 1996 Plan, which for any reason expire or terminate unexercised, may again be available for future option grants. Unless terminated sooner, the 1996 Plan will terminate on July 24, 2006.

Certain Federal Tax Information
-------------------------------

     The following discussion of United States federal income tax consequences of the issuance and exercise of options and stock grants granted under the 1996 Plan, and certain other rights granted under the 1996 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

     Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1996
Plan:

     1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

     2. If shares acquired upon exercise of an ISO are not disposed of within
(i) two years from the date the option was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on dispositions will be taxed to the optionee as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercising an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

     5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

     6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax". The "alternative minimum tax" (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1996 Plan:

     1. In general, the optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be allowed a federal income tax deduction upon such grant.

     2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

     3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. When the optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

     5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

     6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Stock Awards. The following general rules are applicable under current federal income tax law to awards of Restricted Stock and Stock Grants under the 1996 Plan, if implemented:

     Under current federal income tax law, persons receiving shares pursuant to an award of stock or a grant of an opportunity to purchase stock under the 1996 Plan will generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the grantee generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                                NEW PLAN BENEFITS

     The Stock Rights that have been made to date under the 1996 Plan are described in the table below. Future awards are in the discretion of the Committee and cannot be determined at this time.

                                                                       Number of Shares
                                                                  Represented by Options (1)
                                                                  --------------------------
     Executive Group.......................................                  10,000
     Non-Executive Officer Employee Group..................                  63,350

--------------

(1) Options vest in eight equal semi-annual installments beginning six months after date of grant. All Options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. The ultimate value of the options will depend on the future market value of the Company's stock, which cannot be forecast with reasonable accuracy.

     The Board of Directors recommends a vote FOR Proposal III to approve the adoption of the Company's 1996 Plan.

                                   PROPOSAL IV
                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen, LLP independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Arthur Andersen, LLP has served as the Company's auditors since fiscal year ended December 31, 1983. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than November 20, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.


354saw2282/1.316083-4

                                                                       EXHIBIT A
                                                                       ---------

                                DAVOX CORPORATION

                                 1996 STOCK PLAN
                                 ---------------

     1. PURPOSE. The purpose of the Davox Corporation 1996 Stock Plan (the "Plan") is to encourage key employees of Davox Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in
the ownership   of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2.   ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to Paragraph 2D (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either
     (i) are eligible to receive grants of Stock Rights pursuant to the Plan or
     (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

          D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.10 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is equal to the "Plan Share Limit" as defined below. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

     For purposes of this Plan the "Plan Share Limit" shall be 600,000 shares, such total to include the number of shares that are available for grant, award or purchase under the Company's 1986 Stock Plan (the "Old Plan") at the time of expiration of the Old Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 500,000 shares of Common Stock during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after July 25, 1996 and prior to July 25, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.   MINIMUM OPTION PRICE; ISO LIMITATIONS.

          A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to Paragraph 2D (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant, provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. The Committee may, in its discretion, subject any Stock Right granted under the Plan to any terms or conditions necessary for compensation recognized in connection with the exercise of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute qualified performance-based compensation under Section 162(m) of the Code and applicable regulations promulgated thereunder.

          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply. The date of grant for purposes of this subparagraph shall mean the date that the Company or a Related Corporation completes the corporate action constituting an offer of stock for sale to an individual.

          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of Paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.   DEATH; DISABILITY.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
     Section 22(e)(3) of the Code or any successor statute.

     11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the

     Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on July 25, 1996, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to July 25, 1997, any grants of ISOs under the Plan made prior to that date shall be Non-Qualified Options. The Plan shall expire at the end of the day on July 24, 2006 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

     16. MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. Subject to Paragraph 13D, without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.


354saw2282/1.316083-4

--------------------------------------------------------------------------------


                                DAVOX CORPORATION
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alphonse M. Lucchese and James F. Mitchell and each or either of them, proxies with full power of substitution to vote all shares of stock of Davox Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 24, 1997, at 10:00 a.m. at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 21, 1997, a copy of which has been received by the undersigned. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH YOUR INDICATED DIRECTIONS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                         (TO BE SIGNED ON REVERSE SIDE)   --------------------
                                                               SEE REVERSE
                                                                   SIDE
                                                          --------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
/X/      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.
                                    FOR      WITHHELD    Nominees: A.M. Lucchese
1.   To fix the number              /  /      /  /                 M.D. Kaufman
     of directors constituting                                     W.J. Levison
     the Board of Directors                                        R.S. Asen
     at four and to elect a Board of
     Directors for the ensuing year.

INSTRUCTIONS:  To withhold for a specific nominee, write
that nominee's name on the space provided.
-------------------------------------------------

2.   To approve an amendment to the Company's        FOR      AGAINST    ABSTAIN
     Amended and Restated Certificate of            /  /       /  /       /  /
     Incorporation to increase the number of
     authorized shares of Common Stock, $.10
     par value, from 10,000,000 to 30,000,000
     shares.

3.   To approve adoption of the Company's           /  /       /  /       /  /
     1996 Stock Plan

4.   To ratify the selection of the firm of Arthur  /  /       /  /       /  /
     Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1997

SIGNATURE(S)                                               Dated:         , 1997
            --------------------- -------------------------
                                  signature if held jointly

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------